ACTIVE SUBSIDIARIES AND ASSOCIATED COMPANIES
                                       OF
                              DEL WEBB CORPORATION
                             as of August 30, 1995


Asset One Corp.                              DW Aviation Co.
Asset Four Corp.                             Fairmount Mortgage, Inc.
Coventry of California, Inc.                 Kingswood Parke Community
Del Webb California Corp.                      Association (Non-Profit)
Del Webb Architectural Services, Inc.        The Foothills Community Association
Del Webb Commercial Properties                 (Non-Profit)
  Corporation                                The Glen Harbor Business Park
Del Webb Communities, Inc.                     Property Owners Association
Del Webb Community Management Co.              (Non-Profit)
Del Webb Conservation Holding Corp.          Marina Operations Corp.
Del Webb Construction Services Co.           New Mexico Asset Corporation
Del Webb Home Construction, Inc.             North Central Development Co.
Del Webb Homes, Inc.
Del Webb Kingswood Parke, Inc.               Sun City Hilton Head Community
Del Webb Lakeview Corporation                  Association, Inc. (Non-Profit)
Del Webb Midatlantic Corp.                   Sun City Palm Springs Charities,
Del Webb Property Corp.                        Inc. (Non-Profit)
Del Webb Southwest Corp.                     Sun City Palm Springs Community
                                               Association (Non-Profit)
Del Webb's Contracting Services Inc.         Sun City Roseville Community
Del Webb's Contracting Services of             Association, Inc. (Non-Profit)
  Tucson, Inc.                               Sun City Sales Corporation
Del Webb's Coventry Homes Construction       Sun City Summerlin Community
  Co.                                          Association, Inc. (Non-Profit)
Del Webb's Coventry Homes, Inc.              Sun City Title Agency Co.
Del Webb's Coventry Homes of Nevada,         Sun City Vistoso Community
  Inc.                                         Association, Inc. (Non-Profit)
Del Webb's Coventry Homes Construction       Sun State Insulation Co., Inc.
  of Tucson Co.
Del Webb's Coventry Homes of Tucson,         Terravita Commercial Corp.
  Inc.                                       Terravita Community Association,
Del Webb's Stetson Hills, Inc.                 Inc. (Non-Profit)
Del Webb's Sun City Realty, Inc.             Terravita Corp.
                                             Terravita Home Construction Co.
Del E. Webb Cactus Development Corp.         Trovas Company
Del E. Webb Development Co., L.P.            Trovas Construction Co.
Del E. Webb Finance Company
Del E. Webb Financial Corporation
Del E. Webb Foothills Corporation
Del E. Webb Glen Harbor Development
  Corporation
Del E. Webb Jordan Development Corp.
Del E. Webb McIntyre Development Corp.
Del E. Webb McQueen Development Corp.
Del E. Webb Power Development Corp.
Del E. Webb Spring Creek Corporation